Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106
October 30, 2026
Evernorth Holdings Inc.
600 Battery St.
San Francisco, California 94111
To the addressee set forth above:
We have acted as local Nevada counsel to Evernorth Holdings Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale, from time to time, by the selling securityholders identified in the Prospectus (collectively, the “Selling Securityholders”) of (i) up to 73,688,162 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), consisting of:

(a)up to 19,102,635 shares (the “Class A Shares”) of Class A Common Stock issued by the Company, pursuant to the BCA (as defined below), each Advanced Funding Subscription Agreement, dated as of October 19, 2025, by and among the Company, Pathfinder Digital Assets LLC, a Delaware limited liability company (“Pathfinder”), Armada Acquisition Corp. II, a Cayman Islands exempted company (“Armada”), and the subscriber party thereto, as amended by Amendment No. 1 to Advance Funding Subscription Agreement, dated as of August 12, 2026 (collectively, the “Advanced Funding Subscription Agreements”), each Delayed Funding Subscription Agreement, dated as of October 19, 2025, by and among the Company, Pathfinder, Armada, and the subscriber party thereto (together with the Advanced Funding Subscription Agreements, the “Subscription Agreements”), and the Contribution Agreement, dated as of October 19, 2025, by and among Ripple Labs Inc., Delaware corporation (“Ripple”), Pathfinder, and the Company, as amended by Amendment No. 1 to Contribution Agreement, dated as of August 12, 2026 (as so amended, the “Contribution Agreement”);

(b)up to 31,392,746 shares (the “Class C Conversion Shares”) of Class A Common Stock issuable upon conversion of shares of the Company’s Class C common stock, par value $0.001 per share (the “Class C Common Stock”), pursuant to the Series C Subscription Agreement, dated as of October 19, 2025, by and among the Company, Pathfinder, Armada, and Arrington XRP Capital Fund, LP, a Delaware limited partnership, as the subscriber, as amended by Amendment No. 1 to Series C Subscription Agreement, dated as of August 12, 2026 (as so amended, the “Series C Subscription Agreement”) and the Advanced Funding Subscription Agreements;

(c)up to 22,953,128 shares (the “Unit Shares”) of Class A Common Stock issuable upon the redemption or exchange of units of Pathfinder (the “Company Units”), pursuant
www.bhfs.com

Evernorth Holdings Inc.
October 30, 2026

to the Subscription Agreement, dated as of October 19, 2025, by and among the Company, Pathfinder, Armada, and the Larsen Lam Children’s Remainder Trust, as the subscriber party thereto, as amended by Amendment No. 1 to Subscription Agreement, dated as of August 12, 2026 (as so amended, the “Related Party Subscription Agreement”) and the Contribution Agreement; and

(d)up to 239,653 shares (the “Warrant Shares”) of Class A Common Stock issuable upon exercise of the Warrants (as defined below), pursuant to the Business Combination Agreement, dated as of October 19, 2025, by and among Armada, the Company, Pathfinder, Evernorth Corporate Merger Sub Inc., a Delaware corporation, Evernorth Company Merger Sub LLC, a Delaware limited liability company, and Ripple, as amended by Amendment No. 1 to Business Combination Agreement, dated as of August 12, 2026 (as so amended, the “BCA”), the Warrants and the Warrant Agreement (as defined below); and

(ii) 239,653 Warrants issued by the Company pursuant to the BCA. The Class A Shares, the Class C Conversion Shares, the Unit Shares and the Warrant Shares are hereinafter collectively referred to as the “Shares”. The Shares and the Warrants are hereinafter referred to the “Securities”. The Subscription Agreements, the Contribution Agreement, the Series C Subscription Agreement, the Related Party Subscription Agreement, the BCA, the Warrants and the Warrant Agreement are hereinafter collectively referred to as the “Transaction Documents”. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, offering and resale of the Securities as contemplated by the Transaction Documents and as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents, the Registration Statement and the Prospectus, the Shares have been or will be issued in accordance with the applicable terms and conditions of the Transaction Documents, and that such issuances have been or will be otherwise in compliance with applicable law.

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies, of (i) the Transaction Documents, (ii) the SPAC Warrant Agreement (as defined in the BCA), (iii) the Warrant Agreement Amendment, dated as of October 5, 2026 (the “Warrant Amendment”), by and between Armada and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), (iv) the Warrant Assignment, Assumption and Amendment Agreement, dated as of October 9, 2026, by and among the Company, Arrington Capital SPAC I Inc., a Delaware corporation, and Continental (the “Warrant Assignment”), (v) the Public Warrants (as defined in the Warrant Assignment) issued by Armada, in the form filed as Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-286110) of Armada, as filed with the Commission under the Act on May 14, 2025 (the “SPAC Warrants”), (vi) the Registration Statement and the Prospectus, (vii) the Company’s articles of incorporation and bylaws, each as amended to date, and (viii) such other agreements, instruments, corporate records

Evernorth Holdings Inc.
October 30, 2026

(including, without limitation, resolutions adopted by the board of directors and any committee thereof and by the stockholders of the Company) and documents, or forms thereof, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

The SPAC Warrants, as amended by the Warrant Assignment, are hereinafter referred to as the “Warrants”. The SPAC Warrant Agreement, as amended by the Warrant Amendment and the Warrant Assignment, is hereinafter referred to as the “Warrant Agreement”.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) the SPAC Warrant Agreement and the SPAC Warrants were duly authorized by the parties thereto; (ii) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iii) the obligations of each party set forth in the documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (iv) the statements of fact and all covenants, representations and warranties set forth in the documents we have reviewed are, and at all relevant times will be, true and correct as to factual matters; (v) all documents we have reviewed accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing between any of the parties, that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinion issued herein; (vi) each natural person executing a document at all relevant times had, has or will have sufficient legal capacity to do so; (vii) all documents submitted to us as originals are authentic, the signatures on all documents that we have reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; and (viii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to, and based exclusively on, the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents, filings or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the:
1.The Securities have been duly authorized by the Company.

Evernorth Holdings Inc.
October 30, 2026

2.The Class A Shares are validly issued, fully paid and nonassessable.
3.If, when and to the extent any Class C Conversion Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and the Prospectus, including the due and proper conversion of shares of Class C Common Stock in accordance therewith, such Class C Conversion Shares will be validly issued, fully paid and nonassessable.
4.If, when and to the extent any Unit Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and the Prospectus, such Unit Shares will be validly issued, fully paid and nonassessable.
5.If, when and to the extent any Warrant Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and the Prospectus, including the due and proper exercise of the relevant Warrant(s) in accordance therewith and payment in full of all consideration required thereunder, such Warrant Shares will be validly issued, fully paid and nonassessable.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP